SCHEDULE 14A (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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FOOD TECHNOLOGY SERVICE, INC.

(Name of Registrant as specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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FOOD TECHNOLOGY SERVICE, INC.

502 Prairie Mine Road

Mulberry, Florida 33860

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 17, 2013

TO THE SHAREHOLDERS OF FOOD TECHNOLOGY SERVICE, INC.:

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of the Shareholders of Food Technology Service, Inc., a Florida corporation (the “Company”), will be held at the Mulberry Civic Center, 901 5th Street NE, Mulberry, Florida 33860, on May 17, 2013, at 9:00 a.m., local time, to act on the following matters:

1. A vote upon the reinstatement of voting rights to certain control shares;

2. A vote upon the election of six (6) persons to serve as Directors of the Company until the 2014 Annual Meeting of Shareholders and until their respective successors shall be duly elected and qualified;

3. A non-binding advisory vote on the compensation of our named executive officer (“say-on-pay”);

4. A non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officer (“say-on-frequency”);

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only Shareholders of record at 5:00 p.m., Eastern Standard Time, on April 5, 2013, are entitled to receive notice of, and to vote at the Annual Meeting.

A Proxy Statement and form of Proxy are enclosed.

We need your help to ensure we have a quorum for our annual meeting. Although we have approximately 2,500 shareholders, the majority of them own less than 500 shares. Those holding a few shares may think that their proxy is not important or won’t be missed. This is not true. Please help your Company by signing and dating the accompanying proxy card and return it promptly in the enclosed postage-paid envelope. Instructions are included with the proxy card. If you attend the Annual Meeting, you may vote in person if you wish. The proxy may be revoked at any time prior to its exercise.

Notice of Internet Availability of Proxy Materials

This Notice, the attached Proxy Statement and our 2012 Annual Report to Shareholders are available on our website: www.ftsi.us.

By Order of the Board of Directors

Richard G. Hunter, Ph.D.
President

April 10, 2013

Mulberry, Florida

FOOD TECHNOLOGY SERVICE, INC.

502 Prairie Mine Road

Mulberry, Florida 33860

PROXY STATEMENT

2013 ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 17, 2013

GENERAL INFORMATION

This Proxy Statement is being furnished to the holders (“Shareholders”) of the shares of common stock, par value $.01 per share (the “Common Shares”), of Food Technology Service, Inc., a Florida corporation (the “Company”), in connection with the 2013 Annual Meeting of Shareholders to be held on May 17, 2013, at 9:00 a.m. (the “Annual Meeting”), and at any adjournment thereof. The Annual Meeting will be held at the Mulberry Civic Center, 901 5th Street NE, Mulberry, Florida 33860. This Proxy Statement is first being sent to Shareholders, together with the Notice of Annual Meeting, on or about April 10, 2013.

At the Annual Meeting, Shareholders will be asked to consider and vote on (i) to consider and vote upon the reinstatement of voting rights to certain control shares (ii) the election of six (6) persons to serve as Directors of the Company until the 2014 Annual Meeting of Shareholders and until their respective successors shall be duly elected and qualified and (iii) non-binding advisory votes on the compensation of our named executive officer (“say-on-pay”) and the frequency of the voting on the “say-on-pay”.

A copy of the Company’s Annual Report for 2012 is enclosed.

VOTING SECURITIES

The Board of Directors has fixed 5:00 p.m., Eastern Standard Time, on April 5, 2013, as the record date (the “Record Date”) for the determination of the Shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. On April 5, 2013, there were 2,835,451 issued and outstanding Common Shares of the Company, constituting the only class of stock outstanding. The presence of a majority of the outstanding Common Shares entitled to vote as of the Record Date, in person or represented by proxy, will constitute a quorum at the Annual Meeting. The affirmative vote of a majority of those shares represented at the meeting is necessary for the election of the nominees as Directors and the affirmative vote by the holders of a majority of the outstanding disinterested shares is necessary for reinstatement of voting rights to certain control shares. The advisory vote on the compensation of the named executive officer for 2012 (“say-on-pay”) and the advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officer (“say-on-frequency”) are non-binding, but our Board of Directors will consider the input of shareholders based on the votes cast for the say-on-pay and say-on-frequency proposals.

SOLICITATION COSTS

The Company will bear the costs of preparing, assembling and mailing the Proxy Statement and the 2012 Annual Report in connection with the Annual Meeting.

PROPOSAL ONE

REINSTATEMENT OF VOTING RIGHTS TO CERTAIN CONTROL SHARES

Until August 28, 2012 the Company was operating under Chapter 607.0902 of the Florida Business Corporation Act (the “Act”) entitled “Control-share acquisitions.” This provision of the Act was adopted to regulate the acquisition of corporate control of publicly owned corporations by denying voting rights to control shares acquired in a control-share acquisition, unless such acquisition is pre-approved by the Board of Directors of the issuing company. If approval is not obtained, in order to reinstate the voting rights to such shares acquired, approval by the holders of a majority of the disinterested shares at a special or annual meeting must be obtained. On August 28, 2012, the Company opted out of compliance with Chapter 607.0902.

The Act defines the term “Control Shares” to mean any shares, that when added to all other shares of the issuing public corporation owned by a person, would entitle that person, immediately after the acquisition of the shares, directly or indirectly, alone or as a part of a group, to exercise the voting power of the issuing public corporation in the election of directors within a specified threshold (20%, 331/3% and 50%). The Act further provides that all shares acquired within 90 days prior to the date of acquisition of the beneficial ownership of shares which results in a control share acquisition shall be deemed to have been acquired in the same acquisition.

Fort Ashford Holdings, LLC (“Fort Ashford”), a California private equity firm, is the owner of 820,643 shares of the Company’s Common Stock, which represents approximately 29% of the Company’s outstanding shares. As of September 1, 2011, Fort Ashford owned 536,511 shares. On September 2, 2011, it acquired an additional 28,350 shares, increasing its ownership to 564,861 shares, or 20.5% of the outstanding shares. Following this acquisition, through June 12, 2012, Fort Ashford acquired an additional 133,956 shares, thereby increasing its ownership to 698,817 shares, or 24.7% of the outstanding shares. Fort Ashford was advised at that time that the shares acquired on September 2, 2011, constituted a control share acquisition under Chapter 607.0902 of the Act. The effect was to deny voting rights to 235,500 of the Company’s shares owned by Fort Ashford. This includes 73,194 shares acquired prior to September 2, 2011. The balance of 121,826 shares acquired by Fort Ashford subsequent to August 28, 2012 were not affected.

Fort Ashford has requested that the Company place on the agenda for this meeting a proposal to reinstate the voting rights to the 235,500 shares. If voting rights are reinstated, it will increase the number of voting shares owned by Fort Ashford from 585,143 shares, 20.6% of the outstanding shares, to 820,643 shares or 29.0%. A copy of their request is attached as Exhibit A to this proxy statement.

The Board of Directors recommends a vote FOR the reinstatement of voting rights to the 235,500 shares.

PROPOSAL TWO

ELECTION OF DIRECTORS

The Company currently has six (6) Directors, each of whose term of office will expire at the Annual Meeting. All of the current members of the Board of Directors have been proposed for re-election to serve until the 2014 Annual Meeting of Shareholders and until his successor has been duly elected and qualified.

Nominees for Director

Each Director of the Company serves as a Director for a term of one (1) year and until his successor is duly elected and qualified. The following sets forth for each Nominee, his name and age, positions and/or offices held with the Company, the period during which each Nominee served in such positions and/or offices, a description of his business experience during the past five (5) years or more, and other biographical information.

Richard G. Hunter, Ph.D., age 61, was elected President, Chief Executive Officer and Director on September 11, 2001. Dr. Hunter was formerly Deputy State Health Officer of the Florida Department of Health from 1995 to September 2001 and Assistant State Health Officer from 1989 to 1995.

Douglas S. Bell, Esq., age 43, was elected to serve as a Director of the Company in 2011. Mr. Bell is a practicing attorney having earned his law degree in 1995 from Nova Southeastern Sheppard Broad Law School. He is currently a shareholder in the firm of Pennington P.A., Tallahassee, Florida. Mr. Bell’s law practice concentrates primarily on government affairs and administrative law.

David Nicholds, age 66, has served as a Director of the Company since September 1998. He joined Nordion (Canada), Inc. in 1989 and served in various capacities until his retirement in October 2005, at which time, he was serving as Vice President, General Counsel and Corporate Secretary. Mr. Nicholds has served as a director for a number of companies in North America and has been involved in corporate governance and the irradiation industry for many years.

John T. Sinnott, M.D., F.A.C.P., age 64, has served as a Director since May 14, 2002. Dr. Sinnott is the Chairman of Internal Medicine and the James A. Cullison Professor of Medicine at the University of South Florida, Morsani College of Medicine. Dr. Sinnott is a distinguished member of the medical community and has been the recipient of local and national and international awards. Dr. Sinnott has served on over 40 local, regional and national health care committees and has published over 185 abstracts, articles and textbook chapters. Most recently Dr. Sinnott was appointed as Senior Advisor to the Secretary of Health, as part of the State of Florida’s Bioterrorism Initiative.

Ronald Thomas, Ph.D., age 61, has served as a Director of the Company since September 21, 2004. Dr. Thomas is a professor in the Department of Packaging Science at Clemson University. He received his undergraduate degree from Gardner-Webb College and earned Masters and Doctorate degrees at Clemson University. Dr. Thomas’ research interests include chemical and bio-chemical aspects of food. Dr. Thomas is a member of the Sigma Xi Honor Society, the Institute of Packaging Professionals and serves as regional communicator for the Institute of Food Technologists.

Gary H. Lifshin, age 57, has served as a Director of the Company since May 30, 2008. He has been a financial manager with the University of South Florida since 2005. He has approximately thirty years of experience in a variety of financial management positions. These include acting as an accounting consultant to small and mid-size businesses for the George S. May International Company and as controller of Evolutions Healthcare Systems, Inc. Mr. Lifshin earned a Bachelor of Science degree in Accountancy from Bentley College in 1978.

There are no arrangements between any Nominee and any person pursuant to which he was, or will be, selected as a Director.

Director Meetings

During the year ended December 31, 2012, the Board of Directors of the Company held a total of six (6) meetings. Each Director attended at least seventy-five percent (75%) of the board meetings held. The Company presently complies with the director independence requirements of NASDAQ, as currently in effect and applicable to the Company.

Committees

Audit Committee

The Company has an Audit Committee consisting of Messrs. Thomas, Bell, and Lifshin. The Audit Committee met one time during 2012. Each of the members of the Audit Committee is “independent” as such term is defined in the NASDAQ listing standards currently in effect and applicable to the Company. The background and experience of each of the Audit Committee members is more fully disclosed in their biographies under “Nominees for Director” above. Mr. Lifshin serves as the “audit committee financial expert” as required by Sections 406 and 407 of the Sarbanes-Oxley Act of 2002.

The mission of the Company’s Audit Committee is to ensure accurate and reliable financial reporting by the Company, and to promote Shareholder confidence in the reliability of the Company’s financial information. To this end, the Audit Committee independently reviews and oversees the Company’s internal reporting process, and helps ensure that Management develops and adheres to a sound system of internal controls. The Audit Committee also is responsible for retaining and overseeing the Company’s independent auditors, and facilitates the auditors’ objective review and assessment of the Company’s financial statements and its internal reporting practices. The Audit Committee serves as a forum, separate from Management, within which the independent auditors, among others, can candidly address issues of concern. To specify and clarify the duties of the Audit Committee, the Company has adopted a formal written charter. The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis.

In connection with its duty to ensure the independence of the Company’s auditors, and consistent with “Independence Standards Board Standard No. 1”, the Audit Committee obtained from the Company’s independent public accountants and carefully reviewed, a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence. Based on the written statement of the accountants and the Audit Committee’s discussions with the same regarding certain relationships that may impact the auditors’ objectivity, the Audit Committee concluded that it was satisfied with respect to the auditors’ independence. The Audit Committee also discussed with the independent public accountants the plans for the audit engagement, approved the services to be performed, determined the range of audit and non-audit fees, and reviewed the Company’s system of internal accounting and controls.

Following the completion of the auditors’ examination of the Company’s financial statements, the Audit Committee discussed and reviewed with the auditors all communications required to be addressed by generally accepted auditing standard, including those describe in Statement on Auditing Standards No. 61 “Communications with Audit Committees”. The Audit Committee and the independent auditors reviewed and discussed the results of the auditors’ examination of the financial statements. The Audit

Committee also reviewed and discussed with the auditors and Management the audited financial statements for the year ended December 31, 2012. Based on the foregoing reviews and discussions, the Audit Committee determined that the audited financial statements be included in the Company’s Annual Report on Form 10-K for year ended December 31, 2012 for filing with the Securities and Exchange Commission.

The Audit Committee also recommended the reappointment of the independent auditors for the Company’s year ending December 31, 2013 and the Board of Directors concurred in such recommendation.

Nominating Committee

The Company has a Nominating Committee consisting of Messrs. Thomas, Bell, and Lifshin. The purpose and responsibilities of the Nominating Committee include the identification of individuals qualified to become board members, the recommendation to the Board of Directors of nominees to stand for election as directors at each election of directors, the development and recommendation to the Board of Directors of a set of corporate governance principles applicable to the Company, the oversight of the selection and composition of Committees of the Board of Directors, and the oversight of the evaluations of the Board of Directors and Management. The Nominating Committee will consider persons recommended by stockholders for inclusion as nominees for election to the Board of Directors if the names, biographical data, and qualifications of such persons are submitted in writing in a timely manner addressed and delivered to the Company’s secretary at the address listed herein. The Nominating Committee identifies and evaluates nominees for the Board of Directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career, diversity, and the extent to which the nominee would fill a present need on the Board of Directors.

Compensation Committee

The Company has a Compensation Committee consisting of Messrs. Thomas, Bell, and Lifshin, each independent members of the Board of Directors, to review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of those goals and objectives, and determine and approve the compensation level of the Chief Executive Officer based on this evaluation. The Compensation Committee also acts as the Stock Option Committee to administer the Company’s Stock Option Plan. The Compensation Committee makes every effort to ensure that the compensation plan is consistent with the Company’s values and is aligned with the Company’s business strategy and goals.

Shareholder Communications with Directors

The Board has adopted policies and procedures relating to Shareholder communications with the Company’s Directors. It provides that Shareholders and other interested parties wishing to contact any member (or all members) of the Board of Directors, any committee of the Board, or any chair of any such committee may do so by mail, addressed, either by name or title, to the Board of Directors or to any such individual Directors or group or committee of Directors, and that all such correspondences should be sent to the Company’s principal office.

Code of Ethics

The Company has a Code of Ethics which applies to its principal executive and financial officer. The Code of Ethics contains written standards that are reasonably designed to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

Full, fair, accurate, timely, and understandable disclosure in reports and documents that a registrant files with, or submits to, the Commission and in other public communications made by the registrant;

•	Compliance with applicable governmental laws, rules and regulations;

•	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•	Accountability for adherence to the code.

Director’s Compensation

Until December 31, 2012 the Company had in effect a compensation package for “outside” Directors whereby each “outside” Director, other than the Chairman, received annually options to purchase 1,500 Common Shares and $1,000 cash per Board Meeting. The Chairman of the Board was entitled to receive an option to purchase 4,000 shares and $1,500 cash per meeting. The Chairman of the Audit Committee receives an annual fee of $1,250. The options, which expire five (5) years from the date of grant, are exercisable at the fair market value on the date of grant. During the year ended December 31, 2012, the Company granted options to purchase 10,000 shares to the five outside directors. Such options are exercisable at $4.85 per share. Non-employee Directors are also reimbursed for out-of-pocket expenses.

On January 24, 2013, upon recommendation by the Compensation Committee, the Board of directors approved the replacement of the provision granting options annually to “outside” Board members with cash. Commencing with the year ending December 31, 2013, in lieu of options, each “outside” director elected, other than the Chairman, will receive annually a one time cash amount of $1,000. The Chairman will receive $2,750.

Summary Compensation Table 2012
Director’s Name	Fees Earned or Paid in Cash ($)	Options Awards ($)(1)	Total ($)

Douglas S. Bell	$4,000	$8,720	$12,720
Gary H. Lifshin	$5,000	8,720	13,720
David Nicholds	$2,000	8,720	10,720
John T. Sinnott	$4,500	8,720	13,220
Ronald Thomas	$4,000	8,720	12,720

(1)	The Black-Scholes option-pricing model was used to determine the fair value of the option grants.

Certain Relationships and Related Transactions

Until February 25, 2011, Nordion (Canada) Inc. (“Nordion”) owned 463,317 shares of the Company’s common stock or approximately 16.8% of the Company’s outstanding shares and had representation on the Board of Directors. Nordion, in addition to being a substantial shareholder, has assisted the Company since its commencement of operations in

1990. It aided in the design and construction of the irradiation facility, loaned money to the Company during the 1990’s when we were not profitable and has been our supplier of Cobalt. In addition, Nordion assisted the Company in obtaining a surety bond in the sum of $600,000 in order to meet the State of Florida facility permit bonding requirements. In connection therewith, the Company agreed to reimburse Nordion for any liability and expense which Nordion may sustain as a result of its commitments to the bond issuer. On July 7, 2010, the Company obtained its own irrevocable standby letter of credit for $600,000 to satisfy the State’s requirements. Further, in June 2011, the Company installed an additional 300,000 curies of Cobalt purchased from Nordion at a cost of $795,000, plus delivery and installation costs.

Change in Control

According to reports filed with the Securities and Exchange Commission, on February 25, 2011, Nordion sold its interest in the Company to Fort Ashford Holdings, LLC, a California private equity firm (“Fort Ashford”) for $1,667,941. Mr. Frank Kavanaugh and Mr. Gordon McGilton are managing directors of Fort Ashford and share voting and dispository control over the Company’s shares held by Fort Ashford. Messrs. Kavanaugh and McGilton disclaim beneficial ownership of such shares.

On September 26, 2012, the Company entered into an agreement with Fort Ashford Holdings, LLC whereby, among other things, the Board of Directors acknowledge prior approval of the Board of the sale of 70,791 shares of the Company’s common stock by Richard Hunter, president of the Company, to Fort Ashford. The Company also confirmed that the Board had taken all action necessary to opt out of the Florida Control-share provision of Chapter 607.0902 of the Florida Business Compensation Act. Mr. Hunter consummated the sale on September 27, 2012. The effect of the sale was to increase Fort Ashford’s holding to 769,608 shares which represented 27.4% of the outstanding shares. Fort Ashford subsequently purchased an additional 51,035 shares of the Company’s common stock, thereby increasing its holdings to 820,643 shares, representing 29% of the Company’s outstanding shares.

EXECUTIVE OFFICER’S COMPENSATION

The following table is a summary of the cash and non-cash compensation paid to or accrued for the past three (3) fiscal years for the Company’s Chief Executive Officer and Chief Financial Officer. There are no other officers or individuals whose compensation exceeded $100,000 for the year ended December 31, 2012.

Summary Compensation Table
Name and Principal Position	Fiscal Year		Salary ($)	Bonus ($)	Option Awards ($)	Total ($)

Richard G. Hunter, President/CEO/CFO	2012	(1)	$123,600	$36,000		$159,000
	2011	(2)	120,000	30,000	—	150,000
	2010	(3)	118,450	30,000	—	148,450

(1)

On December 21, 2012, the Compensation Committee of the Board of Directors approved an increase in Dr. Hunter’s annual salary to $127,308, which is a 3% salary increase. The Committee also approved a $39,000 year-end bonus to be paid in the 2013 calendar year.

(2)

On December 20, 2011, the Compensation Committee of the Board of Directors approved an increase in Dr. Hunter’s annual salary to $123,600 and authorized a bonus of $36,000 payable during 2012. Beginning November 2011, Dr. Hunter obtains medical coverage through his military health insurance at no cost to FTSI, but is paid an additional compensation of one-half of the monthly premium which equals $1053 monthly that the Company would incur under the existing health plan if Dr. Hunter participated.

(3)

On December 3, 2010, the Compensation Committee of the Board of Directors approved an increase of Dr. Hunter’s annual salary to $120,000 and approved an extension of Dr. Hunter’s employment agreement, the term of which is indefinite. His employment agreement provides that if he voluntarily terminates his employment for reasons other than the sale of the Company, he will be entitled to two weeks of current base salary for each full year of employment with the Company. This, however, is contingent upon Dr. Hunter giving the Company six month’s notice prior to such voluntary termination. In addition, if for any reason other than for just cause, his employment should be terminated within the term of this contract by the Company, he would be entitled to one year’s notice or one year’s base salary in lieu of notice. If the Company is sold (meaning that more than 50% of the outstanding stock of the Company is acquired by a third party), and his employment does not continue for at least 3 months after the sale, whether at his choice or the Company’s choice, he would be entitled to one year’s base salary.

The following table presents information about options exercised by the Company’s Chief Executive Officer during the year ended December 31, 2012.

Name	Number of Shares Acquired	Value Realized on Exercise

Richard G. Hunter	14,824	$152,747

The following table presents information regarding the number of Common Shares underlying exercisable and unexercisable options at year-end held by the Company’s Chief Executive Officer.

Options Awards
Name	Exercisable	Unexercisable	Option Exercise Price	Option Expiration Date

Richard G. Hunter	48,000	12,000	$0.95	12-31-18

The following table summarizes certain information about the Company’s Stock Option Plans as of December 31, 2012.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number Remaining Available for Future Issuance Under Equity Compensation Plans
2000 Incentive and Non- Statutory Stock Option Plan	122,500	$3.72	-0-
2009 Incentive and Non- Statutory Stock Option Plan	11,500	$1.89	113,500

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the Securities and Exchange Commission’s rules. Although the vote is not binding, our Compensation Committee and Board of Directors value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions.

We are asking our stockholders to indicate their support for the compensation paid to Mr. Richard Hunter, our chief executive officer, as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our executive officer’s compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of Mr. Hunter. Accordingly, we ask that our stockholders vote “FOR” the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of Mr. Hunter, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the 2012 Summary Compensation Table and the other related tables and disclosure.”

Adoption of the above resolution, on an advisory basis, regarding the compensation of Mr. Hunter requires the affirmative vote of a majority of the votes cast at the annual meeting.

The Board of Directors recommends a vote FOR the approval of the compensation of our chief executive officer as disclosed in this proxy statement.

PROPOSAL FOUR

ADVISORY VOTE ON DETERMINING THE FREQUENCY OF SAY-ON-PAY

(“SAY-ON-FREQUENCY”)

Background

The Dodd-Frank Act enables our stockholders to indicate how frequently they believe we should seek an advisory vote on the compensation of our named executive officers. Stockholders have the option of recommending a frequency vote every year, every two years, or every three years or abstaining from making a recommendation.

Summary and Board Recommendation

Our Board of Directors has considered the advantages and disadvantages of the frequency of the say-on-pay vote. Due to the Company being a “Smaller Reporting Company” with one executive officer having an employment contract, our Board of Directors believes that a three year advisory vote on executive compensation would be the most meaningful for our Board of Directors and our Compensation Committee and best serve the interests of our company and its stockholders.

We will consider stockholders to have expressed a preference for the frequency that receives the largest number of favorable votes. Our Board of Directors also may from time to time decide that it is in the best interests of our company and its stockholders to hold the frequency vote more or less frequently than the non-binding option preferred by our stockholders.

The Board of Directors recommends that Stockholders vote “three years” on the proposal to determine the frequency of say-on-pay.

SECURITY OWNERSHIP OF MANAGEMENT AND

CERTAIN BENEFICIAL OWNERS

The following table sets forth as of April 5, 2013 the ownership of Common Stock of the Company of (i) all persons known by the Company to own beneficially five percent (5%) or more of such Common Stock, (ii) each current and proposed Director and Officer of the Company and (iii) all current and proposed Directors and Officers as a group, together with their percentage holdings at such date. The address of the holder of five percent (5%) or more of the Common Stock is included in the table.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner		Percentage of Class

Fort Ashford Holdings, LLC 2532 Dupont Drive Irvine, California 92612	820,643		28.9%
Richard G. Hunter, Ph.D.	50,317	(1)	1.8
Douglas S. Bell	3,000	(2)	*
Gary Lifshin	6,512	(3)	*
David Nicholds	3,116	(4)	*
John Sinnott, M.D. F.A.C.P.	23,369	(5)	*
Ronald Thomas, Ph.D.	8,324	(6)	*

All Directors and Officers as a group (6 persons)	94,678	(7)	3.3%

*	Less than one percent (1%)
1.	Includes 48,000 shares underlying options which are currently exercisable or exercisable within the next sixty (60) days.
2.	Includes 3,000 shares underlying options which are currently exercisable or exercisable within the next sixty (60) days.
3.	Includes 4,500 shares underlying options which are currently exercisable or exercisable within the next sixty (60) days.
4.	Includes 3,000 shares underlying options which are currently exercisable or exercisable within the next sixty (60) days.
5.	Includes 20,000 shares underlying options which are currently exercisable or exercisable within the next sixty (60) days.
6.	Includes 7,500 shares underlying options which are currently exercisable or exercisable within the next sixty (60) days.
7.	Includes shares underlying options which are currently exercisable or exercisable within the next sixty (60) days.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires our directors, certain officers and holders of 10% or more of any class of our stock to report to the SEC, by a specified date, initial reports of ownership and reports of changes in ownership of our stock and other equity securities. To our knowledge based solely on a review of copies of reports filed under Section 16(a), the following persons filed late Form 4 Reports during the year ended December 31, 2012: Dr. Hunter filed three Form 4 Reports late reflecting three transactions; Dr. Thomas filed one Form 4 Report late reflecting one transaction; and Mr. Nicholds filed one Form 4 Report late reflecting one transaction.

SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors of the Company has selected the accounting firm of Ferlita, Walsh, Gonzalez & Rodriguez, P.A., to serve as independent auditors of the Company for the year ended December 31, 2013. The auditing firm has advised the Company that neither it nor any of its members has any financial interest, direct or indirect, in the Company in any capacity.

Fee Disclosure

The following is a summary of the fees billed to the Company by the Company’s independent auditors for professional services rendered for the years ended December 31, 2012 and December 31, 2011:

	Year Ended December 31,
	2011	2012

Audit Fees(1)	$37,000	$36,735

Tax Fees(2)	1,300	1,370

Total	$38,300	$38,105

(1)	Audit Fees. These are fees for professional services for the audit of the Company’s annual financial statements, and for the review of the financial statements included in the Company’s filings on Form 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)	Tax Fees. These are fees for professional services with respect to tax compliance, tax advice, and tax planning.

The Audit Committee has considered whether (and has determined that) the services provided under “Tax Fees” by auditor area compatible with maintaining the auditor’s independence from Management and the Company. In addition, all of the services rendered by the auditor were pre-approved by the Audit Committee.

A representative of Ferlita, Walsh, Gonzalez & Rodriguez, P.A. will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

The Company has established formal pre-approval policies and procedures for future engagements of the Company’s accountants. The new policies and procedures require detailing the particular service, require that the Board or an Audit Committee thereof be informed of each service, and prohibit the delegation of pre-approval responsibilities to Management. The Company’s new policy provides (i) for an annual pre-approval, by the Board or Audit Committee, of all audit, audit-related and non-audit services proposed to be rendered by the independent auditor for the fiscal year, as specifically described in the auditor’s engagement letter, and (ii) that additional engagements of the auditor, which were not approved in the annual pre-approval process, and engagements that are anticipated to exceed previously approved thresholds, be presented on a case-by-case basis, by the President or Chief Financial Officer, for pre-approval by the Board or Audit Committee, before Management engages the auditors for any such purposes. The new policy and procedures authorize the Board or Audit Committee to delegate, to one or more of its members, the authority to pre-approve certain permitted services, provided that the estimated fee for any such service does not exceed a specified dollar amount (to be determined). All pre-approvals are contingent on a finding, by the Board, Audit Committee, or delegate, as the case may be, that the provision of the proposed services is compatible with the maintenance of the auditor’s independence in the conduct of its auditing functions. In no event shall any non-audit related service be approved that would result in the independent auditor no longer being considered independent under the applicable rules and regulations of the Securities and Exchange Commission.

SHAREHOLDER PROPOSALS

Eligible Shareholders who wish to present proposals for action at the 2014 Annual Meeting of Shareholders should submit their proposals in writing to the President of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the President no later than January 2, 2014 for inclusion in next year’s Proxy Statement and proxy card. A Shareholder is eligible to present proposal’s if, at the time he or she submits a proposal or proposals, the Shareholder owns at least one percent (1%) or $1,000 in market value of Common Shares and has held such shares for at least one (1) year, and the Shareholder continues to own such shares through the date of the 2014 Annual Meeting.

OTHER MATTERS

At the time of the preparation of this Proxy Statement, the Board of Directors of the Company had not been informed of any matters which would be presented for action at the Annual Meeting, other than the proposals specifically set forth in the Notice of Annual Meeting of Shareholders and referred to herein.

By Order of the Board of Directors

Richard G. Hunter, Ph.D.
President

April 10, 2013

Mulberry, Florida

Exhibit A

FORT ASHFORD

HOLDINGS, LLC

March 4, 2013

Richard Hunter, President

Food Technology Service, Inc.

502 Prairie Mine Road

Mulberry, FL 33860

Re:	Florida Control Share Act

Dear Mr. Hunter:

I am writing this as a Managing Director of Fort Ashford Holdings LLC (“Fort Ashford”), the owner of 820,643 shares of Common Stock of Food Technology Service, Inc. (the “Company”).

Fort Ashford has been advised that certain of the shares owned by it were acquired in a “control share acquisition” as that term is defined in Chapter 607.0902 of the Florida Business Corporation Act entitled “Control-share acquisitions” resulting in the denial of voting rights to 235,500 of the shares owned.

To reestablish voting rights to the 235,500 shares, the approval at a special or annual meeting of a majority of all the votes entitled to be cast, excluding all interested shares, is required. Therefore, it is respectfully requested that at the forthcoming annual meeting of shareholders, the Company include on its agenda a proposal to have the holders of the disinterested shares vote on reinstating the voting rights to the aforesaid 235,500 shares. In the event approval of the disinterested shareholders is obtained, Fort Ashford will have voting rights to all 820,643 shares which represents approximately 29.0% of the Company’s outstanding shares. The control share acquisition falls within the 20% to 331/3% range as specified in Chapter 607.0902 of the Florida Business Corporation Act.

The undersigned and Mr. Gordon McGilton are Managing Directors of Fort Ashford and share voting and dispositive control over the shares of common stock of the Company held by Fort Ashford. Both the undersigned and Mr. McGilton disclaim beneficial ownership of such shares.

This request is being made pursuant to Chapter 607.0902(6) of the Florida Business Corporation Act.

Very truly yours,

Fort Ashford Holding, LLC

By:	/s/ Frank Kavanaugh
Frank Kavanaugh, Manager

FOOD TECHNOLOGY SERVICE, INC.

Annual Meeting of Shareholders May 17, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Common Shares of Food Technology Service, Inc., a corporation organized under the laws of the State of Florida, does hereby appoint Richard G. Hunter and John T. Sinnott, and each of them, as due and lawful attorneys-in-fact (each of whom shall have full power of substitution), to represent and vote as designated below all of the Common Shares of Food Technology Service, Inc. that the undersigned held of record at 5:00 p.m., Eastern Standard Time, on April 5, 2013, at the Annual Meeting of Shareholders of Food Technology Service, Inc. to be held at the Mulberry Civic Center, 901 5th Street, N.E., Mulberry, Florida 33860, on May 17, 2013, at 9:00 a.m., local time, or any adjournment thereof, on the following matters, and on such other business as may properly come before the meeting:

1.	REINSTATEMENT OF VOTING RIGHTS TO 235,500 SHARES OF COMMON STOCK

☐	For	☐	Against	☐	Withhold

2.	ELECTION OF DIRECTORS

Richard G. Hunter, Ph.D., Douglas S. Bell, Gary H. Lifshin, David Nicholds, John T. Sinnott, M.D., F.A.C.P., and Ronald Thomas, Ph.D.

☐	FOR ALL NOMINEES LISTED ABOVE	☐	WITHHOLD AUTHORITY TO VOTE
	(except as marked to the contrary below)		FOR ALL NOMINEES LISTED ABOVE

(Instructions: To withhold authority to vote for any individual nominee, write that Nominee’s name on the space provided below.)

3.	A NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR CHIEF EXECUTIVE OFFICER

☐	For	☐	Against	☐	Withhold

4.	A NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE NON-BINDING ADVISORY VOTES ON THE COMPENSATION OF OUR CHIEF EXECUTIVE OFFICER

☐	1 Year	☐	2 Years	☐	3 Years	☐	Withhold

IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Notice of Internet Availability of Proxy Materials

The Notice, the attached Proxy Statement and our 2012 Annual Report to Shareholders are available on our website: www.ftsi.us.

(Please Sign and Date on Reverse Side)

PLEASE SIGN AND RETURN PROMPTLY

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS, FOR PROPOSALS (1) AND (3) AND “3 YEARS” FOR PROPOSAL “4”.

(Please sign, date, and return this proxy card exactly as your name or names appear below, whether or not you plan to attend the meeting.)

I plan to attend the Annual Meeting.	I do not plan to attend the Annual Meeting.

Date:		, 2013

Signature(s):

Title or Authority (if applicable)

Please sign your name here exactly as it appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer or other similar capacity, so indicate. If the owner is a corporation, an authorized officer should sign for the corporation and state his title. This Proxy shall be deemed valid for all shares held in all capacities that they are held by the signatory.